Exhibit (3)(ii)(a)

AMENDED BY-LAWS

OF IDAHO GENERAL MINES, INC.

ARTICLE I

STOCK AND STOCKHOLDERS

Section 1.

The subscribers to the capital stock of this corporation shall be entitled to certificates for their shares, duly signed by the President and Secretary of the corporation and bearing the corporate seal.  All certificates for stock shall be numbered consecutively and regularly as they are issued, and the Secretary shall keep a correct record of all issues or transfers of stock.

Section 2.

Transfers of stock shall be made only upon the books of the corporation by the Secretary thereof, upon application of the stockholder, or his authorized agent or attorney.

Section 3.

In event of the loss of any certificate for stock, the holder shall give notice thereof by publication in some newspaper printed and published in the State of Idaho, such notice to be given at least once a week for not less than four consecutive weeks.  Upon proof of the giving of such required notice, the corporation may issue to said stockholder a new certificate in lieu of such lost certificate, or may in its discretion require from said stockholder a bond indemnifying said corporation from any loss which might result from the issuance of said new certificate.

Section 4.

No transfers of stock shall be made upon the books of the corporation until all indebtedness to the corporation of the person in whose name such stock stands for assessments, calls, or otherwise has been paid.

Section 5.

The regular annual meeting of the stockholders shall be held at the office of the corporation at its property near Kellogg, Idaho, Shoshone County, on the first Tuesday in May of each year at two (2) o’clock in the afternoon.  Special meetings of the stockholders may be called by the Board of Directors whenever they may deem it advisable and may be held at the registered office or at any branch office of the corporation within or without the State of Idaho.  Upon written consent of one third of the issued stock of such corporation, the Board of Directors shall be required to call a special meeting of the stockholders to meet within thirty days from the time such written request is served on any member of the Board of Directors.

Section 6.

Notice of all meetings of stockholders shall be given by the Secretary, or other person authorized so to do, by mailing to each stockholder at his last known address a notice of said meeting, stating the time, place and purpose thereof.

Section 7.

At all meetings of stockholders, members holding a majority of the subscribed capital stock of the corporation shall constitute a quorum for the transaction of business, but a less number than a quorum may adjourn from time to time.

Section 8.

In the transaction of business at a stockholders’ meeting, each share of stock shall be entitled to one vote by the bona fide holder thereof, either in person or by proxy.

Section 9.

All proxies must be in writing and signed by the stockholder and filed with the Secretary of the corporation prior to voting.

Section 10.

The books of the corporation shall be closed for the transfer or issuance of stock for at least ten days next preceding the date of any meeting of the stockholders.

Section 11.

In case of the failure for any reason to hold any regular annual meeting of stockholders or to elect directors thereat, such directors may be elected at any regularly called meeting of stockholders subsequent to such regular meeting.

Article II

BOARD OF DIRECTORS

Section 1.

The management of the affairs of this corporation shall be vested in a Board of five directors, who shall be elected by the stockholders at their regular annual meeting, or at any meeting held in lieu thereof, from among their number.  Said directors shall serve for one year and until their successors are elected.  Any bona fide holder of at least one thousand shares of stock in his own name is eligible to election as a member of said Board.

Section 2.

Immediately after their election the Board of Directors shall organize by the election of a President (who must be a member of the Board), a Vice-President, Secretary and Treasurer.  One person may hold the offices of both Secretary and Treasurer.  Such elective officers shall serve for one year, unless removed and until their successors are elected.

Section 3.

The Board of Directors shall have power to do and perform any and all acts and things necessary, convenient, expedient or which they deem advisable in the transaction of the business for which this corporation has been formed.

Section 4.

The regular annual meeting of the Board of Directors of the corporation shall be held at its principal place of business immediately after the adjournment of the regular annual stockholders’ meeting, and shall be a meeting of the Directors elected at such annual meeting of stockholders.

Section 5.

Regular meetings of the Board of Directors shall be held on the first Tuesday of each month, at such time and place within or outside the State of Idaho as may time to time be decided upon by said Board.

Section 6.

Special meetings of the Board of Directors may be called by the President at such times as he shall deem it advisable.  Or, upon the written request of two members of the Board, stating the purpose of such proposed meeting, the President must call a special meeting of the Board of Directors to meet within fifteen days from the date of such request.

Section 7.

Notice of all meetings of the Board of Directors shall be given by the Secretary by depositing in the post office, postage prepaid, at least five days previous to the date of such meeting, a notice in writing directed to each of said Directors at his last known address, notifying him of the time, place and purpose of said meeting; provided, however, that when all of the Directors are present at any meeting, however called or notified, and sign a written waiver of notice on the records of such meeting, the business transacted thereat shall be as valid as though transacted at a meeting regularly called and notified.

Section 8.

At all meetings of the Board of Directors three shall constitute a quorum for the transaction of business but a less number than a quorum may adjourn from time to time.

Section 9.

When vacancies occur in the Board of Directors from any cause whatsoever, the Board shall fill such vacancies from among the stockholders.

Section 10.

It shall be the duty of the Board of Directors at regular intervals to cause a report to be made to each of the stockholders giving in detail a true report of the business transactions of the corporation and a statement showing the financial conditions.

Article III

OFFICERS

Section 1.

The officers of this corporation shall be a President, Vice-President, Secretary and Treasurer who shall be elected by the Board of Directors at their annual meeting and shall hold their office for one year or until their successors are elected, unless removed for cause.

Section 2.

It shall be the duty of the President to preside at all meetings of directors and stockholders; to sign all stock certificates, all deeds and other instruments in writing made and entered into by the corporation, and to do and perform all other acts and things usually incident to the office of President or which shall be delegated to him by the Board of Directors.  All of which said duties shall be discharged by the Vice-President in case of the absence or disability of the President.  And in case of the absence at any meeting of the stockholders of both the President and Vice-President, a President, pro tempore, shall be chosen by the stockholders to preside at such meeting.

Section 3.

It shall be the duty of the Secretary to attend all meetings of the Board of Directors or stockholders and keep a record of all proceedings had thereat; to sign all stock certificates, and affix thereto the corporate seal; to attest all contracts, deeds and other instruments in writing executed by the corporation, and to affix thereto the corporation seal; to have the custody of the books, seal, contracts and documents of the corporation, and to discharge such other duties as pertain to said office.

In case of the absence of the Secretary from any meeting of the stockholders or directors, the directors or stockholders present thereat shall elect a Secretary, pro tempore.

Section 5.

It shall be the duty of the Treasurer to receive all moneys of the corporation and deposit the same in some bank to be designated by the Board of Directors, keeping a true record of all such receipts.  All disbursements of corporate funds shall be made by checks signed by the Treasurer.  The Treasurer shall be responsible to the Board of Directors for the faithful discharge of the duties of his office and may be by them required to furnish an undertaking for the faithful performance of such duties in an amount to be fixed and with sureties to be approved, by said Board of Directors.

Section 6.

When it shall be deemed expedient by the Board of Directors to appoint a manager for this corporation, such manager shall perform only such duties as may hereafter be fixed by such Board of Directors.

Section 7.

The officers shall receive such compensation for their services as may be allowed them by the Board of Directors.

Section 8.

The President, Secretary and Treasurer shall at least once every six months or oftener, if requested by the Board of Directors, render a full, complete and itemized report of their respective departments, which reports shall be submitted to the Board of Directors, and by such Board to the stockholders of the corporation.

Article IV

Section 1.

No debts shall be contracted by or in the name of this corporation, except by order of the Board of Directors, or by some officer of the corporation duly authorized by said Board of Directors to pledge the credit of said corporation.

Section 2.

At all meetings of directors r stockholders the order of business shall be as follows:

Reading minutes of last meeting.

Reading call for meeting.

Special business for which meeting was called.

Report of officers.

Other business.

Section 3.

These by-laws may be repealed, or new by-laws may be  adopted, at the annual meeting, or at any meeting of the stockholders called for that purpose by the Board of Directors, by a vote representing two-thirds of the subscribed capital stock; or said by-laws may be repealed or amended or new by-laws adopted by the Board of directors at any regular meeting, or at any meeting duly called therefore, by a vote representing two-thirds of the Board of Directors.

We, the undersigned Directors of Idaho General Mines, Inc., hereby certify that the above and foregoing By-laws constitute and are the By-laws of said corporation adopted by the holders of more than two-thirds of the subscribed capital stock of the corporation on the first day of December, 1925, and thereafter amended by the Board of Directors in special meeting held on the 15th day of October, 1938, all Directors of the corporation being present at said meeting and voting in favor of said amendments.

Dated this 9th day of December, 1967.

/s/

Albert M. Nash

/s/

Dale Lanphere

/s/

Unreadable

/s/

Harvey Shadduck

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